Exhibit 99.1

FOR IMMEDIATE RELEASE

OI European Group B.V. Launches €300 Million Green Bond Offering

PERRYSBURG, Ohio / SCHIEDAM, the Netherlands (November 5, 2019) — Owens-Illinois Group, Inc. (the “Company”), announced that OI European Group B.V. (“OI Europe”), an indirect wholly owned subsidiary of the Company, intends to offer, subject to market and other conditions, €300 million aggregate principal amount of senior notes due 2025 in a private offering to eligible purchasers under Rule 144A and Regulation S of the U.S. Securities Act of 1933, as amended (the “Securities Act”). OI Europe’s obligations under the senior notes will be guaranteed on a joint and several basis by the Company and certain U.S. domestic subsidiaries of the Company that are guarantors under the Company’s credit agreement.

The Company intends to use the net proceeds received from this offering to redeem the remaining €250 million aggregate principal amount of OI Europe’s outstanding 6.75% Senior Notes due 2020, with any remaining net proceeds to be used to repay outstanding borrowings under the Company’s credit facilities and for general corporate purposes.

In addition, the Company intends to allocate an amount equal to the net proceeds received from this offering to finance and/or refinance new and/or existing Eligible Green Projects.

“Eligible Green Projects” include:

•	projects and investments aimed at replacing fossil fuel energy with renewable energy (wind and solar);
•	investments in energy efficient solutions, such as LED lighting;
•	use of new technologies aimed at reducing water consumption in the manufacturing process;
•	projects, investments and research and development aimed at improving the production technologies and processes in manufacturing facilities and facilitating the use of alternative resources;
•	projects aimed at using circular economy programs, including waste collection and/or glass recycling processing facilities; and
•	projects aimed at decreasing the use of raw material, and using sustainable raw material to produce environmentally friendly products.

The senior notes and the guarantees have not been registered under the Securities Act, or applicable state securities laws, and will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. Unless so registered, the senior notes and the guarantees may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Prospective purchasers that are qualified institutional buyers are hereby notified that the seller of the senior notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

The information contained in this news release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy the senior notes or the guarantees, nor shall there be any sale of the senior notes and the guarantees in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This announcement contains inside information by the Company and OI Europe under Regulation (EU) 596/2014 (16 April 2014).

MiFID II professionals/ECPs-only / No PRIIPs KID – Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

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About O-I

At Owens-Illinois, Inc. (NYSE: OI), we love glass and we're proud to make more of it than any other glass bottle or jar producer in the world. We love that it's beautiful, pure and completely recyclable. With global headquarters in Perrysburg, Ohio, we are the preferred partner for many of the world's leading food and beverage brands. Working hand and hand with our customers, we give our passion and expertise to make their bottles iconic and help build their brands around the world. With more than 26,500 people at 78 plants in 23 countries, O-I has a global impact, achieving revenues of $6.9 billion in 2018.

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Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933. Forward-looking statements reflect the Company's current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) foreign currency fluctuations relative to the U.S. dollar, (2) changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to refinance debt at favorable terms, (3) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to Brexit, economic and social conditions, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (4) the Company’s ability to generate sufficient future cash flows to ensure the Company’s goodwill is not impaired, (5) consumer preferences for alternative forms of packaging, (6) cost and availability of raw materials, labor, energy and transportation, (7) the Company’s ability to manage its cost structure, including its success in implementing restructuring or other plans aimed at improving the Company’s operating efficiency and working capital management, achieving cost savings, and remaining well-positioned to address the Company’s legacy liabilities, (8) consolidation among competitors and customers, (9) the Company’s ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, (10) unanticipated expenditures with respect to data privacy, environmental, safety and health laws, (11) unanticipated operational disruptions, including higher capital spending, (12) the Company’s ability to further develop its sales, marketing and product development capabilities, (13) the failure of the Company’s joint venture partners to meet their obligations or commit additional capital to the joint venture, (14) the ability of the Company and the third parties on which it relies for information technology system support to prevent and detect security breaches related to cybersecurity and data privacy, (15) changes in U.S. trade policies, (16) the Company’s ability to achieve its strategic plan, and the other risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and any subsequently filed Quarterly Reports on Form 10-Q or the Company's other filings with the Securities and Exchange Commission.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this news release are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. The Company’s forward-looking statements speak only as of the date made. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this news release.

SOURCE: Owens-Illinois Group, Inc.

For further information, please contact:

Chris Manuel

Vice President, Investor Relations

567-336-2600

chris.manuel@o-i.com